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                                                                   EXHIBIT 10.11

                                    AGREEMENT

For valuable and sufficient consideration, Thomas Group, Inc., (LESSEE) and Philip R. Thomas, (OWNER) and Wayne Heirtzler Thomas (OWNER) on 1 February, 1993 do hereby agree as follows:

WHEREAS, OWNERS lease a certain tract or parcel of land situated in the Parish of East Feliciana, State of Louisiana, in Section 65, Township 3 South, Range 1 East, Greensburg Land District of Louisiana, containing 30.451 acres and otherwise described in that certain Commercial Lease of December 31, 1991 between OWNERS and LESSEE and,

WHEREAS, LESSEE desires to prepay land lease rent to OWNERS in exchange for a reduction in value of such rent,

THE PARTIES HEREBY AGREE as follows:

1. LESSEE will pay OWNERS the sum of $55,465 upon signing of this Agreement as prepayment of rental on land described above and leased to LESSEE, such prepayment to satisfy all rentals due to OWNERS through December 31, 2008, rental for the year ending December 31, 1993 having been previously paid by LESSEE to OWNERS.

2. If LESSEE and OWNERS mutually agree to terminate that certain Commercial Lease of December 31, 1991 at any time prior to December 31, 2008, OWNER will refund to LESSEE the sum of $6,000 per full year remaining from time of termination to December 31, 2008 plus a partial payment of $6,000 times the ratio of remaining days in the year divided by 365 for a partial year, the total of such payments to be discounted at the rate of 8 percent from the time otherwise due to the date of termination.

This Agreement binds each of the parties and their respective heirs, successors and assigns. All of the terms hereof apply to any persons or legal entities claiming by or through either party.

WITNESSES:





                                          ------------------------------------
                                          Wayne Heirtzler Thomas, Owner
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                                          ------------------------------------
                                          Philip R. Thomas, Owner
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                                          ------------------------------------
                                          Thomas Group, Inc.
                                          Alex W. Young,
                                          President and Chief Operating Officer